For Immediate Release

Executive Contacts:
Charles J. Kleman	F. Michael Smith
Chief Financial Officer	Vice President
Chico’s FAS, Inc.	Investor and Community Relations
(239) 274-4105	Chico’s FAS, Inc.
(239) 274-4797
Chico’s FAS, Inc. Announces Property Purchases
     Fort Myers, FL - November 17, 2005 - Chico’s FAS, Inc. (NYSE: CHS) announced today it has completed the purchase of 105 acres of property in Fort Myers, Florida, that it plans to use for a new corporate headquarters site. The total acquisition cost of $37.8 million, which includes all transaction costs and $5.4 million in road impact fees, was funded from the Company’s existing cash and marketable securities balances.
     Planning and design of the new headquarters site is already underway and construction of infrastructure improvements is expected to begin in 2006. The Company is still evaluating its projected needs for the planned new corporate headquarters, and as a result, believes it is premature to quantify the anticipated overall total cost for this project. Nevertheless, the Company currently intends to use its cash and marketable securities to fund most, if not all, of the construction and build-out of the project. The Company believes such available resources will be sufficient to fund the entire project, and is targeting early 2008 for initial occupancy. The Company is continuing to evaluate options for its existing headquarters facilities once the new facilities are built and operational, although a sale or lease of the facilities will probably prove to be the most viable options.
     In addition, the Company announced today it has purchased 19 acres of improved property adjacent to its distribution center in Winder, Georgia. The Company believes this property, which includes a 50,000 square foot building, will allow it to defer for several years any need to build on its current main distribution facilities. The Company expects to begin using the facility in the first quarter of fiscal 2006 to accommodate the expansion of the direct to consumer business for the White House | Black Market and Soma by Chico’s brands. The aggregate cost of this acquisition was $3.1 million, which was also funded from the Company’s existing cash and marketable securities balances.
     Scott A. Edmonds, President and Chief Executive Officer stated, “The continued strong growth of our three retail concepts necessitates expansion of our corporate headquarters and distribution operations. These two property acquisitions should provide us with the additional office space we will need to support our growth plans through at least 2012 and should further extend the time horizon over which the Winder property will be able to service our distribution needs. We greatly appreciate the support we have received from the local governments and our associates in making these property acquisitions possible.”
     The Company is a specialty retailer of private label, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 751 women’s specialty stores, including stores in 47 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market and Soma by

Chico’s names. The Company owns 495 Chico’s front-line stores, 29 Chico’s outlet stores, 194 White House | Black Market front-line stores, 6 White House | Black Market outlet stores and 14 Soma by Chico’s stores; franchisees own and operate an additional 13 Chico’s stores.
Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information, please call (877) 424-4267 to listen to the Company’s monthly sales information and investor relations line
A copy of a slide show addressing the Company’s recent financial results and current plans for expansion is available on the Company’s website at http://www.chicos.com in the investor relations section
Additional investor information on Chico’s FAS, Inc. is available free of charge on the Company’s website at http://www.chicos.com in the investor relations section